Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS – VICI PROPERTIES INC.

Unless otherwise stated in these unaudited pro forma condensed combined financial statements or the context otherwise requires, references to:

•	“BREIT JV” refers to the joint venture of MGP with Blackstone Real Estate Income Trust, Inc.

•	“Cancelled Shares” refers to each MGP Class A Common Share held in treasury by MGP or owned by any of MGP’s wholly-owned subsidiaries and the MGP Class B Common Share.

•	“Closing” refers to the closing of the Mergers.

•

“Credit Agreement” refers to the Credit Agreement, dated as of February 8, 2022, by and among Existing VICI OP, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended from time to time.

•	“Credit Facilities” refers collectively to the Delayed Draw Term Loan and the Revolving Credit Facility.

•

“Delayed Draw Term Loan” refers to the three-year unsecured delayed draw term loan facility of Existing VICI OP, in the amount of $1.0 billion and scheduled to mature on March 31, 2025, provided under the Credit Agreement.

•

“Exchange Ratio” refers to 1.366 shares of VICI Common Stock per MGP Common Share, other than the Cancelled Shares, plus the right, if any, to receive cash in lieu of fractional shares of VICI Common Stock into which such MGP Common Shares would have been converted pursuant to the terms and subject to the conditions set forth in the Master Transaction Agreement.

•	“Existing VICI OP” means VICI Properties L.P., a Delaware limited partnership and a wholly owned subsidiary of VICI.

•

“Fractional Share Consideration” refers to cash in lieu of any fractional shares of VICI Common Stock (equal to such fractional part of a share of VICI Common Stock to which the holder would otherwise be entitled to receive in exchange for MGP Class A Common Shares held by such holder immediately prior to the REIT Merger Effective Time multiplied by the volume weighted average price of VICI Common Stock for the ten trading days immediately prior to the date of the Closing).

•

“June 2020 Forward Sale Agreement” refers to a primary follow-on offering by VICI of 29,900,000 shares of VICI Common Stock (inclusive of 3,900,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional common stock) at a public offering price of $22.15 per share, all of which were subject to a forward sale agreement, which was partially settled on September 28, 2020 by delivering 3,000,000 shares of VICI Common Stock to the forward purchaser in exchange for total net proceeds of approximately $63.0 million and fully settled on September 9, 2021 by delivering 26,900,000 shares of VICI Common Stock to the forward purchaser in exchange for total net proceeds of approximately $526.9 million.

•

“March 2021 Forward Sale Agreements” refers to a primary follow-on offering by VICI of 69,000,000 shares of VICI Common Stock (inclusive of 9,000,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional common stock) at a public offering price of $29.00 per share, all of which were subject to forward sale agreements, which were settled in full on February 18, 2022 in connection with the closing of the Venetian Acquisition in exchange for total net proceeds of approximately $1,828.6 million.

•

“Master Transaction Agreement” refers to the Master Transaction Agreement, dated as of August 4, 2021, by and among MGP, MGP OP, VICI, REIT Merger Sub, Existing VICI OP, VICI OP and MGM, as it may be amended or modified from time to time.

•	“Mergers” refers to the Partnership Merger and the REIT Merger.

•	“MGP” refers to MGM Growth Properties LLC, a Delaware limited liability company.

•

“MGP Acquisition Bridge Facility” refers to the 364-day first lien secured bridge facility in an aggregate principal amount of up to $9.250 billion in the aggregate, consisting of up to $5.008 billion in funding under Tranche 1, which can be used for the Redemption Consideration and to pay transaction costs, and up to $4.242 billion in funding under Tranche 2, which can be used to fund the change of control offers. Tranche 2 of the MGP Acquisition Bridge Facility was terminated on September 23, 2021 following the successful early tender results and participation of those certain exchange offers and consent solicitations for the outstanding indebtedness of MGP, the execution of supplemental indentures and the elimination of the change of control covenants in connection therewith.

•	“MGP Class A Common Shares” refers to the Class A common shares, no par value per share, of MGP.

•	“MGP Class B Common Share” refers to the single Class B common share, no par value per share, of MGP held by MGM.

•	“MGP Common Shares” refers to the MGP Class A Common Shares and the MGP Class B Common Share, as the context requires.

•	“MGP OP” refers to MGM Growth Properties Operating Partnership LP, a Delaware limited partnership.

•	“MGP OP Units” refers to outstanding partnership units in MGP OP.

•	“MGM” refers to MGM Resorts International, a Delaware corporation.

•

“MGM Master Lease” refers to the form of amended and restated triple-net master lease to be entered into by VICI and MGM with respect to certain properties that will be owned by consolidated subsidiaries of VICI following closing of the Mergers, as it may be amended or modified from time to time.

•	“MGP Transactions” refers to the Mergers and the other transactions contemplated by the Master Transaction Agreement.

•

“Partial Redemption” refers to the distribution by VICI OP to MGM and/or its applicable subsidiaries an amount equal to the Redemption Consideration in cash in redemption of the Redeemed Units held by MGM and/or its subsidiaries, as applicable.

•	“Partnership Merger” refers to the merger, following the REIT Merger, of the REIT Surviving Entity with and into MGP OP, with MGP OP surviving.

•	“Partnership Surviving Entity” refers to MGP OP, the surviving entity of the Partnership Merger.

•

“Prior Credit Agreement” refers to the Credit Agreement entered into in December 2017 by VICI Properties 1 LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of VICI, comprised of the Secured Revolving Credit Facility and Term Loan B Facility, which was terminated on February 8, 2022 concurrently with the entry into the New Unsecured Credit Agreement (as defined below).

•

“Redeemed Units” refers to a number of outstanding VICI OP Units held by MGM immediately prior to the Partial Redemption equal to (rounded down to the nearest whole unit) (i) (A) the Redemption Consideration divided by (B) $43.00, times (ii) the Exchange Ratio.

•	“Redemption Consideration” refers to a $4,404.0 million payment in connection with the Partial Redemption.

•	“REIT” refers to a real estate investment trust.

•	“REIT Merger” refers to the merger of MGP with and into REIT Merger Sub, with REIT Merger Sub surviving as a wholly-owned subsidiary of Existing VICI OP.

•

“REIT Merger Consideration” refers to the right to receive the following in exchange for each outstanding share of MGP Class A Common Share, other than Cancelled Shares, immediately prior to the REIT Merger Effective Time: (i) 1.366 shares of VICI Common Stock and (ii) the Fractional Share Consideration.

•

“REIT Merger Effective Time” refers to the time when the Certificate of Merger with respect to the REIT Merger has been duly filed with the Delaware Secretary of State, or such later time which the parties have agreed upon in writing and set forth in such Certificate of Merger in accordance with the Delaware Limited Liability Company Act.

•	“REIT Merger Sub” refers to Venus Sub LLC, a Delaware limited liability company, a wholly-owned subsidiary of Existing VICI OP.

•	“REIT Surviving Entity” refers to REIT Merger Sub, the surviving entity in the REIT Merger.

•

“Revolving Credit Facility” refers to the four-year unsecured revolving credit facility of the Existing VICI OP, in the amount of $2.5 billion and scheduled to mature on March 31, 2026, provided under the Credit Agreement.

•

“Secured Revolving Credit Facility” refers to the five-year first lien revolving credit facility entered into by VICI Properties 1 LLC in December 2017, as amended, which was terminated on February 8, 2022.

•

“September 2021 Equity Offering” refers to a primary follow-on offering by VICI of 115,000,000 shares of VICI Common Stock (inclusive of 15,000,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional common stock) at a public offering price of $29.50 per share for an aggregate offering value of approximately $3.4 billion, 50,000,000 shares of which are subject to the September 2021 Forward Sale Agreements. VICI initially received net proceeds, after deduction of the underwriting discount and expenses, of $1,859.0 million from the sale of the 65,000,000 shares of common stock in the offering, excluding proceeds from the settlement of the September 2021 Forward Sale Agreements.

•

“September 2021 Forward Sale Agreements” refers to a primary follow-on offering by VICI of 50,000,000 shares of VICI Common Stock at a public offering price of $29.50 per share, all of which were subject to forward sale agreements, which were settled on February 18, 2022 in connection with the closing of the Venetian Acquisition in exchange for total net proceeds of approximately $1,390.6 million.

•

“Term Loan B Facility” refers to the seven-year senior secured first lien term loan B facility entered into by VICI PropCo in December 2017, as amended from time to time, which was repaid in full on September 15, 2021.

•

“Venetian Acquisition” refers to the acquisition on February 23, 2022 by Existing VICI OP of the land and real estate assets associated with The Venetian Resort Las Vegas and the Venetian Expo (formerly the Sands Expo and Convention Center), located in Las Vegas, Nevada, and the acquisition by an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. of the operating assets and liabilities of The Venetian Resort and the Venetian Expo from Las Vegas Sands Corp.

•

“Venetian Acquisition Bridge Facility” refers to the 364-day first lien secured bridge facility of up to $4.0 billion in the aggregate, pursuant to a commitment letter among VICI Properties 1 LLC, Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch and Morgan Stanley Senior Funding, Inc. On March 8, 2021, following the entry into the March 2021 Forward Sale Agreements, the commitments under the Venetian Acquisition Bridge Facility were reduced by $1,890.0 million. On December 13, 2021, the commitments under Venetian Bridge Acquisition Facility were reduced by an additional $1,410.0 million. As of December 31, 2021, $700.0 million of commitments under the Venetian Acquisition Bridge Facility remained outstanding. On February 23, 2022, the remaining commitments under the Venetian Acquisition Bridge Facility were fully terminated in connection with the closing of the Venetian Acquisition.

•

“Venetian Lease” refers to the lease agreement for the land and real estate assets associated with The Venetian Resort Las Vegas and Venetian Expo, located in Las Vegas, Nevada, which we purchased on February 23, 2022.

•	“VICI” refers to VICI Properties Inc., a Maryland corporation.

•	“VICI Common Stock” refers to the common stock, par value $0.01 per share, of VICI.

•	“VICI OP” means VICI Properties OP LLC, a Delaware limited liability company and wholly owned subsidiary of VICI.

•	“VICI OP Units” refers to the units representing a fractional, undivided share of the membership interests of the members of VICI OP.

The following unaudited pro forma condensed combined financial statements of VICI present the unaudited pro forma condensed combined balance sheet as of December 31, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021. The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the MGP Transactions and other transactions as described below and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet gives effect to the MGP Transactions and the Venetian Acquisition as if such transactions had been completed as of December 31, 2021, as the MGP Transactions and the Venetian Acquisition were not reflected in the historical balance sheet as of December 31, 2021. The Financing Transactions, as defined below, are excluded from the adjustments to the pro forma condensed combined balance sheet, as such adjustments are either (i) already reflected in the historical balance sheet as of December 31, 2021, in the case of the Term Loan B Facility Repayment and Interest Rate Swap Settlement, each as defined below or (ii) do not have a material reporting impact on the pro forma condensed combined balance sheet, in the case of the entry into the New Unsecured Credit Agreement, as defined below. The unaudited pro forma condensed combined statement of operations gives effect to (i) the MGP Transactions, (ii) the Venetian Acquisition and (iii) the Financing Transactions as if each such transaction had been completed on January 1, 2021.

The MGP Transactions

•	The completion of the MGP Transactions for total consideration transferred of $11,147.2 million as further described below:

•	The issuance of 214,634,268 shares of VICI Common Stock in exchange for the outstanding MGP Class A Common Shares and MGP equity incentive award units at the fixed Exchange Ratio of 1.366x;

•

Conversion of MGP OP Units into VICI OP Units at the fixed Exchange Ratio of 1.366x, immediately subsequent to which the Redemption Consideration will be paid for the redemption of the Redeemed Units for $4,404.0 million in cash; and

•	MGM’s retention of 12,231,373 VICI OP Units.

•	The assumption of $4,200.0 million of outstanding MGP debt;

•	The incurrence of $4,404.0 million of long-term debt to finance the Partial Redemption of the Redeemed Units;

•

Entry into $2,500.0 million of forward-starting interest rate swap agreements, of which $500.0 million was entered into prior to December 31, 2021, and $500.0 million of U.S. Treasury Rate lock agreements to hedge a portion of the long-term debt to be used to finance the Partial Redemption of the Redeemed Units;

•	Entry into the MGM Master Lease to reflect an initial total annual rent of $860.0 million;

•	The net settlement of the outstanding MGP interest rate swaps on March 18, 2022; and

•	The termination of the MGP revolving credit facility.

Venetian Acquisition

•	The completion of the Venetian Acquisition on February 23, 2022, for a cash purchase price of $4,000.0 million;

•	The initial draw on the Revolving Credit Facility of $600.0 million on February 18, 2022, to finance a portion of the purchase price of the Venetian Acquisition; and

•

The issuance of 50,000,000 and 69,000,0000 shares of VICI Common Stock in connection with the full physical settlement of the September 2021 Forward Sale Agreements and March 2021 Forward Sale Agreements, respectively, on February 18, 2022, for net proceeds of $3,219.2 million to finance a portion of the purchase price of the Venetian Acquisition.

Financing Transactions

Entry into New Unsecured Credit Agreement

•

Entry into the Credit Agreement on February 8, 2022, comprised of (i) the Revolving Credit Facility in the amount of $2.5 billion scheduled to mature on March 31, 2026 and (ii) the Delayed Draw Term Loan in the amount of $1.0 billion scheduled to mature on March 31, 2025 (the “New Unsecured Credit Agreement”); and

•	The concurrent termination of the Secured Revolving Credit Facility and Prior Credit Agreement.

Term Loan B Facility Repayment and Interest Rate Swap Settlement

•

The full repayment of VICI’s Term Loan B Facility (the “Term Loan B Facility Repayment”) and the net settlement of the VICI outstanding interest rate swaps on September 15, 2021 (the “Interest Rate Swap Settlement”) using proceeds from (i) the issuance of 26,900,000 shares of VICI Common Stock upon settlement of the June 2020 Forward Sale Agreement and (ii) the issuance of 65,000,000 shares of VICI Common Stock (including 15,000,000 shares sold pursuant to the exercise of the underwriters’ option to purchase additional common stock) pursuant to the September 2021 Equity Offering.

We refer to the Term Loan B Facility Repayment and the Interest Rate Swap Settlement and the entry into the New Unsecured Credit Agreement, collectively, as the “Financing Transactions.”

Pro forma adjustments are based on currently available information and, in many cases are based on assumptions, estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements of VICI. We believe such assumptions are reasonable under the circumstances and reflect our best currently available estimates and judgments. However, no assurance can be given that the MGP Transactions will occur on the terms or timing contemplated herein, or at all. Similarly, the unaudited pro forma condensed combined financial statements include various assumptions, some of which are described in the accompanying notes, relating to (i) our incurrence of $4,404.0 million of long-term debt to finance the Partial Redemption of the Redeemed Units and (ii) the net settlement of the VICI forward-starting interest rate swaps. While these assumptions are based on currently available information and market conditions, there can be no assurance that we will be successful in obtaining the financing on the terms described herein or at all, and the actual terms of any such financings will depend on various factors, including our creditworthiness, the general condition of the capital markets, interest rates, the structure of our debt, our recent and anticipated financial position and results of operations, the price of VICI Common Stock, taxes and other factors at the time any such financings take place. Furthermore, the unaudited pro forma condensed combined financial statements are not reflective of our future financial condition or results of operations and do not necessarily reflect what our financial condition or results of operations would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated.

The unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with VICI’s and MGP’s consolidated financial statements and related notes included in their respective Annual Report on Form 10-K for the year ended December 31, 2021.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2021

(in thousands, except share and per share amounts)

	Historical		Transaction Accounting Adjustments
	VICI	MGP (As Adjusted - Note 2)	The MTA Transactions	Venetian Acquisition	Item in Note 4		VICI Pro Forma
Assets
Real estate portfolio:
Investments in leases - sales-type, net	$13,136,664	$—	$—	$3,951,245	(a	)	$17,087,909
Investments in leases - operating, net	—	8,780,521	(8,780,521)	—	(a	)	—
Investments in leases - financing receivables, net	2,644,824	—	13,797,834	—	(a	)	16,442,658
Lease incentive asset	—	487,141	(487,141)	—	(a	)	—
Investments in loans, net	498,002	—	—	—			498,002
Land	153,576	—	—	—			153,576
Investment in unconsolidated affiliate	—	816,756	586,038	—	(a	)	1,402,794
Cash and cash equivalents	739,614	8,056	(59,748)	(198,544)	(b	)	489,378
Other assets	424,693	338,632	34,973	206,754	(c	)	1,005,052

Total assets	$17,597,373	$10,431,106	$5,091,435	$3,959,455			$37,079,369

Liabilities
Debt, net	$4,694,523	$4,216,877	$4,412,197	$600,000	(d	)	$13,923,597
Accrued expenses and deferred revenues	113,530	282,354	(215,627)	—	(e	)	180,257
Dividends payable	226,309	140,765	—	—			367,074
Other liabilities	375,837	431,265	(79,522)	217,276	(f	)	944,856

Total liabilities	5,410,199	5,071,261	4,117,048	817,276			15,415,784

Redeemable non-controlling interest	—	—	355,811	—	(g	)	355,811
Stockholders’ equity
Common stock, 1,350,000,000 shares authorized at December 31, 2021, 628,942,092 shares issued and outstanding at December 31, 2021 and 962,579,155 pro forma shares issued and outstanding	6,289	—	2,146	1,190	(h	)	9,625
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares outstanding at December 31, 2021 and no pro forma shares outstanding	—	—	—	—			—
Additional paid-in capital	11,755,069	3,735,727	2,505,838	3,218,012	(h	)	21,214,646
Accumulated other comprehensive loss	884	(41,189)	233,672	—	(h	)	193,367
Retained earnings (deficit)	346,026	(537,715)	79,942	(77,023)	(h	)	(188,770)

Total VICI stockholders’ equity	12,108,268	3,156,823	2,821,598	3,142,179			21,228,868
Non-controlling interest	78,906	2,203,022	(2,203,022)	—	(h	)	78,906

Total stockholders’ equity	12,187,174	5,359,845	618,576	3,142,179			21,307,774

Total liabilities and stockholders’ equity	$17,597,373	$10,431,106	$5,091,435	$3,959,455			$37,079,369

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except share and per share amounts)

	Historical		Transaction Accounting Adjustments
	VICI	MGP (As Adjusted - Note 2)	The MTA Transactions	Venetian Acquisition	Financing Transactions	Item in Note 5		VICI Pro Forma
Revenues
Income from sales-type leases	$1,167,972	$—	$—	$314,810	$—	(aa	)	$1,482,782
Income from operating leases	—	757,941	(757,941)	—	—	(aa	)	—
Income from lease financing receivables and loans	283,242	—	1,117,540	—	—	(aa	)	1,400,782
Other income	27,808	24,122	396	17,788	—	(bb	)	70,114
Golf revenues	30,546	—	—	—	—			30,546

Total revenues	1,509,568	782,063	359,995	332,598	—			2,984,224

Operating expenses
General and administrative	33,122	18,055	—	—	—	(cc	)	51,177
Depreciation	3,091	235,485	(235,485)	—	—	(cc	)	3,091
Golf expenses	20,762	—	—	—	—			20,762
Change in allowance for credit losses	(19,554)	—	442,628	76,109	—			499,183
Other expenses	27,808	25,291	(773)	17,788	—	(cc	)	70,114
Transaction and acquisition expenses	10,402	9,210	—	—	—	(cc	)	19,612

Total operating expenses	75,631	288,041	206,370	93,897	—			663,939

Income from unconsolidated affiliate	—	100,824	4,150	—	—	(dd	)	104,974
Interest expense	(392,390)	(265,942)	(140,617)	(12,595)	114,630	(ee	)	(696,914)
Interest income	120	593	—	—	—			713
Loss from extinguishment of debt	(15,622)	—	—	—	—			(15,622)
Gain on unhedged interest rate swaps, net	—	39,071	(39,071)	—	—	(ff	)	—

Income before income taxes	1,026,045	368,568	(21,913)	226,106	114,630			1,713,436
Income tax expense	(2,887)	(9,328)	8,578	—	—	(gg	)	(3,637)

Net income	1,023,158	359,240	(13,335)	226,106	114,630			1,709,799
Less: Net income attributable to non-controlling interests	(9,307)	(153,737)	132,283	—	—	(hh	)	(30,761)

Net income attributable to common stockholders	$1,013,851	$205,503	$118,948	$226,106	$114,630			$1,679,038

Net Income per common share
Basic	$1.80	$1.36						$1.74
Diluted	$1.76	$1.36						$1.74
Weighted average number of shares of common stock outstanding
Basic	564,467,362	151,000,000	63,634,268	119,000,000	64,665,574	(ii	)	962,767,204
Diluted	577,066,292	151,194,000	63,440,268	113,132,901	58,858,065	(ii	)	963,691,525

Note 1— Significant Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in VICI’s audited consolidated financial statements as of and for the year ended December 31, 2021. VICI’s management has determined that there were no significant accounting policy differences between VICI and MGP and, therefore, no adjustments are necessary to conform MGP’s financial statements to the accounting policies used by VICI in the preparation of the unaudited pro forma condensed combined financial statements, other than those reclassification adjustments required to confirm with VICI’s classifications described in Note 2. This conclusion is subject to change as further assessment is performed and finalized for purchase accounting.

In accordance with (“ASC”) 805—“Business Combinations” (“ASC 805”), management determined that the acquisition of MGP does not meet the definition of a business and is accordingly accounted for as an asset acquisition under ASC 805-50. Further, as part of the application of ASC 805, VICI will conduct a more detailed review of MGP’s accounting policies in an effort to determine if differences in accounting policies require further reclassification or adjustment of MGP’s results of operations or reclassification or adjustment of assets or liabilities to conform to VICI’s accounting policies and classifications. Therefore, VICI may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements. In certain cases, the information necessary to evaluate the differences in accounting policies and the impacts thereof may not be available until after the MGP Transactions are completed.

Note 2—Reclassification Adjustments

In these unaudited pro forma condensed combined financial statements, the MGP historical financial statement line items include the reclassification of certain historical balances to conform to the VICI presentation of these items, as described below. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity or income from continuing operations of VICI or MGP.

Balance Sheet

	As of December 31, 2021
(In Thousands)	MGP Historical	Adjustment	MGP, As Adjusted
Assets
Other assets	$22,237	$316,395	$338,632
Above market lease, asset	38,293	(38,293)	—
Operating lease right-of-use assets	278,102	(278,102)	—
Liabilities
Accrued expenses and deferred revenue	—	282,354	282,354
Accounts payable, accrued expenses and other liabilities	57,543	(57,543)	—
Due to MGM	172	(172)	—
Accrued interest	55,685	(55,685)	—
Deferred revenue	221,542	(221,542)	—
Other liabilities	—	431,265	431,265
Deferred income taxes	41,217	(41,217)	—
Operating lease liability	337,460	(337,460)	—

Statement of Operations

	Year Ended December 31, 2021
(In Thousands)	MGP Historical	Adjustment	MGP, As Adjusted
Revenues
Ground lease	$24,122	$(24,122)	$—
Other income	—	24,122	24,122
Operating Expenses
Ground lease expense	$23,648	$(23,648)	$—
Other expenses	—	25,291	25,291
Property transactions, net	1,710	(1,710)	—
Transaction and acquisition expenses	7,500	1,710	9,210
Total operating expenses	286,398	1,643	288,041
Other Income/Expenses
Other expense	(1,643)	1,643	—

Note 3 — Preliminary Purchase Price Allocation

Estimated Preliminary Purchase Price

The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the purchase consideration to MGP’s identifiable net assets acquired, which is based upon an estimated preliminary purchase price of approximately $11,147.2 million. The calculation of the estimated preliminary purchase price related to the MGP Transactions is as follows:

(In Thousands)	Amount
REIT Merger Consideration (1)	$6,243,711
Redemption Consideration (2)	4,404,000
MGP OP Unit rollover for MGM (3)	355,811
Estimated transaction costs (4)	143,650

Total consideration to be transferred	$11,147,172

(1)

Amount is based on the conversion of the outstanding MGP Class A Common Shares as of December 31, 2021, including the current estimate of shares underlying the MGP equity incentive award units, into shares of VICI Common Stock representing the REIT Merger Consideration as follows:

($ in Thousands)	Amount
MGP Class A Common Shares	156,750,325
MGP equity incentive award units	375,786
Total MGP shares to be converted to VICI Common Stock	157,126,111
Exchange Ratio	1.366
REIT Merger Consideration Stock Issuance	214,634,268

(2)	Represents the cash consideration for the Redeemed Units.
(3)	Retention of MGP OP Units by MGM converted into 12,231,373 VICI OP Units at a value of $29.09 per unit, representing the value of VICI Common Stock as of April 14, 2022.
(4)

The MGP Transactions are accounted for as an asset acquisition and accordingly all transaction costs directly related to the merger are capitalized. The amount represents the estimate of third-party advisory fees, legal fees and closing fees associated with the MGP Transactions.

The actual value of the VICI Common Stock to be issued in the REIT Merger and the value of the MGP OP Units rollover for MGM will depend on the market price of shares of VICI Common Stock at the Closing, and therefore, the actual purchase price will fluctuate with the market price of VICI Common Stock until the MGP Transactions are consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma condensed combined financial statements. A 10% difference in VICI’s stock price would change the purchase price by approximately $660.0 million, which would be recorded as an adjustment to the fair value of the net assets acquired on a relative fair value basis.

The outstanding number of shares of MGP Class A Common Shares and MGP OP Units may change prior to the closing of the MGP Transactions due to transactions in the ordinary course of business, including unknown changes in vesting of outstanding MGP equity-based awards and any grants of new MGP equity-based awards since December 31, 2021. Any such changes are not expected to have a material impact on the unaudited pro forma condensed combined financial statements.

Preliminary Purchase Price Allocation

The preliminary purchase price allocation to the assets acquired and liabilities assumed is provided below. The following table provides a summary of the preliminary purchase price allocation by major categories of assets acquired and liabilities assumed based on VICI management’s preliminary estimate of their respective relative fair values as of December 31, 2021:

(In Thousands)	Amount
Investments in leases - financing receivables	$14,228,826
Investment in unconsolidated affiliate	1,402,794
Cash and cash equivalents (1)	18,513
Other assets	17,088
Debt, net (2)	(4,312,557)
Accrued expenses and deferred revenues (3)	(66,727)
Dividends payable	(140,765)

Total Purchase Price	$11,147,172

(1)	Amount is adjusted to include the proceeds from the net settlement of the MGP interest swaps on March 18, 2022, for net proceeds of $10.5 million. Refer to Note 4 (f) below.
(2)	Amount includes $50.0 million of debt outstanding under the MGP revolving credit facility which will be repaid in full upon consummation of the MGP Transactions. Refer to Note 4 (d) below.
(3)	Amount excludes the fair value of the MGP interest rate swaps as such swaps were net settled on March 18, 2022 as noted above.

The purchase price allocation presented above has not been finalized. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the MGP Transactions and will be completed after the MGP Transactions are consummated. These final fair values will be determined based on VICI management’s judgment, which is based on various factors. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to the different assets and liabilities and could impact the operating results of VICI and its subsidiaries following the MGP Transactions due to differences in the allocation of the purchase consideration.

Note 4—Balance Sheet Pro Forma Adjustments

Real Estate Portfolio

(a)	Represents the following pro forma adjustments to the real estate portfolio:

The MGP Transactions

•	The elimination of the MGM Master Lease as an operating lease, including the elimination of the lease incentive asset balance and deferred revenue balance.

•

The recognition of the MGM Master Lease at the fair value of the underlying assets, including the reclassification of the MGM Master Lease to an Investment in leases—financing receivables, net accounted for under ASC 310—Receivables. Upon consummation of the MGP Transactions, the MGM Master Lease will be modified and classified as a sales-type lease. Further, since MGM controlled and consolidated MGP prior to the MGP Transactions, the lease will be assessed under the sale-leaseback guidance and determined to be a failed sale-leaseback under which the lease will be accounted for as a financing receivable under ASC 310.

•	The Investment in leases—financing receivables, net is net of an estimated $431.0 million of allowance for credit losses recognized on the investment balance, as required under ASC 326—Credit Losses.

•	The recognition of the Investment in unconsolidated affiliate for the BREIT JV at fair value.

Venetian Acquisition

•

The Venetian Acquisition, which is accounted for as a sales-type lease under ASC 842—Leases, inclusive of $16.8 million of capitalized initial direct costs. The investment is net of an estimated $65.6 million of allowance for credit losses recognized on the investment balance, as required under ASC 326—Credit Losses.

Cash and Cash Equivalents

(b)

Represents the cash used to pay for a portion of the transaction costs associated with the MGP Transactions, including bridge commitment fees, third-party advisory and legal fees, closing costs and transfer taxes, and the cash used to pay for a portion of the purchase price of the Venetian Acquisition.

Other Assets

(c)	Represents the pro forma adjustments to Other assets as a result of the MGP Transactions as follows:

(In Thousands)	Amount
Elimination of deferred financing costs	$(5,149)
Elimination of above market lease asset	(38,293)
Elimination of right-of-use ground lease asset (1)	(278,102)
Addition of sales-type ground lease asset (1)	372,546
Expense of remaining MGP Acquisition Bridge Facility commitment fees	(15,145)
Net settlement of VICI interest rate swap	(884)
Venetian Acquisition
Addition of sublease assets assumed in connection with the Venetian Acquisition (2)	206,754

Total Pro Forma Adjustments	$241,727

(1)

Upon closing of the MGP Transactions, we will assume the MGP ground leases at Beau Rivage, Borgata and MGM National Harbor. Although the cost of these leases are passed on to the tenant under the MGM Master Lease, we are the primary obligor under the leases and accordingly such leases are presented gross on our balance sheet and statement of operations. Upon assumption we will reassess the lease classifications and expect them to classified as sales-type sub-leases. Accordingly, we have made adjustments to remove the prior operating lease balance and replace it with sales-type sub-lease assets balance. The sales-type sub-lease is net of an estimated $11.6 million of allowance for credit losses recognized on the investment balance, as required under ASC 326—Credit Losses.

(2)

Upon closing of the Venetian Acquisition, we assumed certain leases from Las Vegas Sands Corp. (“LVS”) in which we became the lessee and intermediate lessor. Although the cost of these leases are passed on to the tenant under the Venetian Lease, we determined that we are the primary obligor under the leases and accordingly such leases are presented gross on our balance sheet and statement of operations. The sales-type sub-leases are net of an estimated $2.2 million of allowance for credit losses recognized on the investment balance, as required under ASC 326—Credit Losses.

Debt, net

(d)	Represents the pro forma adjustments to Debt, net as follows:

(In Thousands)	Amount
The MGP Transactions
Adjustment to fair value of assumed MGP debt	$95,680
Issuance of debt for the MGP Transactions, net of deferred financing costs (1)	4,366,517
Repayment and termination of MGP revolving credit facility	(50,000)
Venetian Acquisition
Draw on Revolving Credit Facility for the Venetian Acquisition (2)	600,000

Total Pro Forma Adjustments	$5,012,197

(1)

The incurrence of $4,404.0 million of long-term debt to finance the redemption of the Redeemed Units, net of an estimated $37.5 million of deferred financing costs that we anticipate incurring in connection with the financing.

(2)

In connection with the closing of the Venetian Acquisition, on February 18, 2022, we executed an initial draw of $600.0 million under the Revolving Credit Facility to fund a portion of the purchase price of the Venetian Acquisition.

Subsequent to the MGP Transactions, we anticipate VICI will have $13,954.0 million in principal amount of consolidated unsecured notes outstanding and $1,503.0 million principal amount of unconsolidated CMBS debt, representing our share of the debt at the BREIT JV, resulting in 90% of our pro forma debt being unsecured and 10% of our pro forma debt secured. There can be no assurance that we will be able to obtain long-term debt financing on the terms described herein, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this Current Report on Form 8-K. See paragraph (ee) to Note 5—Statement of Operations Pro Forma Adjustments below. To the extent we are unable to obtain the long-term debt financing as contemplated in these unaudited pro forma condensed combined financial statements, we intend to borrow a similar amount under the MGP Acquisition Bridge Facility, Delayed Draw Term Loan and/or Revolving Credit Facility, as the case may be. Under the MGP Acquisition Bridge Facility, we can borrow up to $5,008.0 million (following the termination of $4,242.0 million in committed financing representing Tranche 2 of the MGP Acquisition Bridge Facility in accordance with the terms of the related commitment letter), under our Delayed Draw Term Loan we can borrow up to $1,000.0 million and under our Revolving Credit Facility we can borrow up to $1,900.0 million (net of the $600 million we borrowed under the Revolving Credit Facility on February 18, 2022 to fund a portion of the purchase price of the Venetian Acquisition).

Accrued expenses and deferred revenues

(e)

Represents the elimination of deferred revenue related to MGP upon the acquisition of MGP and reclassification of the MGM Master Lease to a financing receivable, as described in (a) above, and the addition of the cash portion of the expected liability in connection with the severance of MGP employees.

Other Liabilities

(f)	Represents the pro forma adjustments to Other liabilities as a result of the MGP Transactions as follows:

(In Thousands)	Amount
The MGP Transactions
Net settlement of MGP interest rate swaps	$(52,588)
Elimination of MGP deferred income taxes	(41,217)
Elimination of operating ground lease liability (1)	(337,460)
Addition of finance ground lease liability (1)	384,183
Payment of remaining MGP Acquisition Bridge Facility commitment fees	(32,440)
Venetian Acquisition
Addition of sublease liabilities assumed in connection with the Venetian Acquisition (2)	217,276

Total Pro Forma Adjustments	$137,754

(1)

Upon closing of the MGP Transactions, we will assume the MGP ground leases at Beau Rivage, Borgata and MGM National Harbor. Although the cost of these leases are passed on to the tenant under the MGM Master Lease, we are the primary obligor under the leases and accordingly such leases are presented gross on our balance sheet and statement of operations. Upon assumption we will reassess the lease classifications and expect them to classified as finance sub-lease liabilities. Accordingly, we have made adjustments to remove the prior operating lease liability balance and replace it with a finance lease liability balance.

(2)

Upon closing of the Venetian Acquisition, we assumed certain leases from LVS in which we became the lessee and intermediate lessor. Although the cost of these leases are passed on to the tenant under the Venetian Lease, we determined that we are the primary obligor under the leases and accordingly such leases are presented gross on our balance sheet and statement of operations.

Redeemable Non-controlling Interest

(g)

Represents the pro forma adjustment for the MGM redeemable non-controlling interest in the VICI OP as a result of the conversion of the MGP OP Units to VICI OP Units as part of the MGP Transactions consideration, as described in Note 3. The redemption features of the VICI OP Units retained by MGM in VICI OP contain provisions which could require VICI OP to settle the redemption in cash. As a result, the VICI OP Units retained by MGM are classified outside permanent equity.

Stockholders’ Equity

(h)	Represents the pro forma adjustments to the components of Stockholders’ equity as follows:

(In Thousands)	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total VICI Stockholders’ Equity	Non-controlling Interests	Total Stockholders’ Equity
The MTA Transactions
Elimination of MGP historical balances	$—	$(3,735,727)	$41,189	$537,715	$(3,156,823)	$(2,203,022)	$(5,359,845)
REIT Merger Consideration (1)	2,146	6,241,565	—	—	6,243,711	—	6,243,711
VICI interest rate swap settlements (2)	—	—	192,483	—	192,483	—	192,483
Retained earnings (3)	—	—	—	(457,773)	(457,773)	—	(457,773)
Venetian Acquisition
Settlement of Forward Sale Agreements (4)	1,190	3,218,012	—	—	3,219,202	—	3,219,202
Retained earnings (3)	—	—	—	(77,023)	(77,023)	—	(77,023)

Total Pro Forma Adjustments	$3,336	$5,723,850	$233,672	$2,919	$5,963,777	$(2,203,022)	$3,760,755

(1)

Represents the conversion of the outstanding MGP Class A Common Shares, including the shares underlying the MGP equity incentive award units as of December 31, 2021, into shares of VICI Common Stock representing the REIT Merger Consideration at the share price as of April 14, 2022 of $29.09 per share.

(2)

Represents the settlement of the VICI forward-starting interest rate swap agreements and US Treasury Rate lock agreements, as described in (ee) below, and the corresponding discontinuation of the hedge accounting resulting in accumulated comprehensive income, which amount will be amortized into interest expense over the term of the interest rate swap or US Treasury Rate lock, which matches that of the related debt. As of April 14, 2022, our forward-starting interest rate swaps and US Treasury Rate locks were in an estimated fair value asset position of $193.4 million, the fair value of which has been adjusted in Accumulated other comprehensive income.

(3)	Represents the pro forma adjustment to retained earnings from the following non-recurring items:

•

$518.7 million expense, which represents the estimated allowance for credit losses recognized on the additional investment balances, as required under ASC 326—Credit Losses, as described in (a) and (c) above; and

•	$16.1 million expense related to the remaining commitment and structuring fees relating to the MGP Acquisition Bridge Facility and Venetian Acquisition Bridge Facility;

(4)

Represents (i) the issuance of 50,000,000 shares of VICI Common Stock in connection with the full physical settlement of the September 2021 Forward Sale Agreements on February 18, 2022 at the forward settlement price of $27.81 per share for total net proceeds of $1,390.6 million and (ii) the issuance of 69,000,000 shares of VICI Common Stock in connection with the full physical settlement of the March 2021 Forward Sale Agreements on February 18, 2022 at the forward settlement price of $26.50 per share for total net proceeds of $1,828.6 million.

Note 5—Statement of Operations Pro Forma Adjustments

Lease and Loan Revenues

(aa)	Represents pro forma adjustments to revenues as follows:

The MGP Transactions

•	Elimination of the historical operating lease revenue for MGP, which was previously determined to be an operating lease.

•

Upon consummation of the MGP Transactions, the MGM Master Lease will be modified and classified as an Investment in leases—financing receivable, net, as further described in Note 4 (a) above, resulting in $1,117.5 million of Income from lease financing receivables and loans for the year ended December 31, 2021. Pro forma cash received from the MGM Master Lease during the year ended December 31, 2021 would have been $860.0 million.

Venetian Acquisition

•

$314.8 million of Income from sales-type leases for the year ended December 31, 2021 associated with the rent from the Venetian Lease. Pro forma cash received from the Venetian Lease during the year ended December 31, 2021 would have been $250.0 million.

Other Income

(bb)	Represents pro forma adjustments to Other income as follows:

The MGP Transactions

•

Upon closing of the MGP Transactions, we will assume the MGP ground leases at Beau Rivage, Borgata and MGM National Harbor in which we will become the lessee and intermediate lessor. We will reassess the classifications of these leases and expect them to be financing sub-lease liabilities and sales-type sub-lease assets and, accordingly, adjusted the income to reflect the difference from the MGP historical balance. All payments under the ground leases are paid directly by our tenant to the landlord; however, we are required to present such payments on a gross basis under the accounting principles generally accepted in the United States of America (“GAAP”).

The Venetian Acquisition

•

Upon closing of the Venetian Acquisition, we assumed certain leases from LVS in which we became the lessee and intermediate lessor. We determined that we are the primary obligor under the leases and, accordingly, such leases are presented gross on our balance sheet and statement of operations. All payments under the leases are paid directly by our tenant to the landlord; however, we are required to present such payments on a gross basis under GAAP.

Operating Expenses

(cc)	Represents the pro forma adjustments to operating expenses as follows:

The MGP Transactions

•

Elimination of the historical property depreciation for the properties under the MGM Master Lease. Since the MGM Master Lease is determined to be an investment in lease—financing receivable, no depreciation is recognized for pro forma purposes.

•	The amount of allowance for credit losses recognized on the initial investment balances for the MGM Master Lease, as required under ASC 326—Credit Losses.

•	Reassessment of the classification of the MGP ground leases at Beau Rivage, Borgata and MGM National Harbor as noted in (bb) above.

The pro forma General and administrative expenses are not reflective of expected synergies subsequent to the MGP Transactions. The Transaction and acquisition expenses related to the MGP Transactions are not expected to recur in the future.

Venetian Acquisition

•	The amount of allowance for credit losses recognized on the initial investment balances for the Venetian Lease, as required under ASC 326—Credit Losses.

•	The gross presentation of the Venetian sub-leases as noted in (bb) above.

Income from Unconsolidated affiliate

(dd)

Represents the pro forma adjustments to Income from unconsolidated affiliate for the amortization of basis differences resulting from the adjustment to fair value of the BREIT JV upon the closing of the MGP Transactions.

Interest Expense

(ee)	Represents the pro forma adjustments to interest expense for the MGP Transactions, Venetian Acquisition and Financing Transactions as follows:

($ in Thousands)	Year Ended December 31, 2021
The MGP Transactions
Elimination of the historical amortization of MGP deferred financing costs and interest expense of MGP interest rate swaps	$(60,248)
Interest expense on new debt incurred in connection with the MGP Transactions (1)	219,870
Amortization of VICI forward-starting interest rate swap agreements and treasury rate lock agreements (2)	(22,962)
Amortization of premium/discount on the MGP debt resulting from the adjustment to fair value	(11,188)
Non-recurring expenses related to the bridge commitment fees	15,145

The MGP Transactions sub-total	140,617

Venetian Acquisition
Interest expense on the draw on the Revolving Credit Facility in connection with the Venetian Acquisition (3)	11,681
Non-recurring expenses related to bridge commitment fees	914

Venetian Acquisition sub-total	12,595

Financing Transactions
Reduction in interest expense for the full repayment of the Term Loan B Facility and net settlement of VICI interest rate swap	(125,541)
Commitment fees and amortization of deferred costs incurred in connection with the Revolving Credit Facility and Delayed Draw Term Loan	10,911

Financing Transactions sub-total	(114,630)

Total Pro Forma Adjustments	$38,582

(1)

Estimated increase in interest expense for the incurrence of $4,404.0 million of long-term debt financing to finance the redemption of the Redeemed Units, and related fees and expenses. For purposes of the pro forma condensed combined statement of operations, we have assumed that the $4,404.0 million of long-term debt has a weighted average fixed interest rate of 4.85%, plus the amortization of estimated debt issuance costs. A $100.0 million increase or decrease in the long-term debt amount at the assumed interest rate would result in a change in interest expense of approximately $4.9 million for the year ended December 31, 2021. A one-eighth of a percentage point increase or decrease in the weighted average fixed interest rate of the $4,404.0 million of long-term debt would result in a change in interest expense of approximately $5.5 million for the year ended December 31, 2021.

(2)

We have entered into five forward-starting interest rate swap agreements with a combined notional amount of $2,500.0 million and two US Treasury Rate lock agreements with a combined notional amount of $500.0 million to hedge against changes in future cash flows resulting from changes in interest rates from the trade date through the forecasted issuance date of the long-term debt associated with the MGP Transactions. The forward-starting interest rate swaps and US Treasury Rate locks were designated as cash-flow hedges and, accordingly, upon the incurrence of the $4,404.0 million of long-term debt financing associated with the MGP Transactions, we will settle the forward-starting interest rate swap agreements and the fair value at settlement that is recorded in accumulated other comprehensive income will be amortized into interest expense over the life of the interest rate swap or US Treasury Rate lock, which matches that of the hedged long-term debt. As of April 14, 2022 our forward-starting interest rate swaps were in a fair value asset position of $193.4 million, which will be amortized into interest expense over the life of the interest rate swap which matches that of the hedged long-term debt.

(3)

Estimated increase in interest expense for the $600.0 million of debt outstanding on the Revolving Credit Facility used to finance a portion of the purchase price of the Venetian Acquisition. For purposes of the pro forma condensed combined statement of operations, we have assumed that the $600.0 million of debt outstanding on the Revolving Credit Facility has a variable interest rate of 1.95%, using the one-month CME Term SOFR reference rate of 0.52% as of April 14, 2022. A one-eighth of a percentage point increase or decrease in the one-month SOFR rate would result in a change in interest expense of approximately $0.8 million for the year ended December 31, 2021.

There can be no assurance that we will be able to obtain long-term debt financing on the terms described above, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this Current Report on Form 8-K. See paragraph (d) to Note 4—Balance Sheet Pro Forma Adjustments above. To the extent we are unable to obtain the long-term debt financing as contemplated above, we intend to borrow a similar amount under the MGP Acquisition Bridge Facility, Delayed Draw Term Loan and/or our Revolving Credit Facility, as the case may be, and our interest expense may be greater than assumed in the pro forma condensed combined statement of operations.

Gain on Unhedged Interest Rate Swaps, Net

(ff)	Represents the elimination of the previously recognized unrealized gain on the unhedged portion of the MGP interest rate swaps.

Income Tax Expense

(gg)	Represents the pro forma adjustments to income tax expense to eliminate the historical MGP income taxes and add estimated federal, state and local taxes that are not reimbursable by our tenants.

Non-Controlling Interests

(hh)

Represents the pro forma adjustment to net income attributable to non-controlling interests for the MGM redeemable non-controlling interest in the VICI OP as a result of the conversion of the MGP OP Units to VICI OP Units as part of the MGP Transactions consideration, as described in Note 3.

Weighted Average Shares Outstanding

(ii)

Pro forma net income per common share is based on the historical weighted average shares of VICI Common Stock outstanding, adjusted as follows to assume the following shares of VICI Common Stock were outstanding for the entire period presented:

Year Ended
($ in Thousands, Except Share Amounts)	December 31, 2021
Net income attributable to common stockholders	$1,679,038
VICI historical weighted average common shares outstanding—basic	564,467,362
The MTA Transactions
VICI Stock Issuance	214,634,268
Venetian Acquisition
Settlement of September 2021 Forward Sale Agreements	50,000,000
Settlement of March 2021 Forward Sale Agreements	69,000,000
Financing Transactions
September 2021 equity offering	45,997,268
Settlement of June 2020 Forward Sale Agreement	18,668,306

Pro forma weighted average common shares outstanding – Basic	962,767,204

Impact of outstanding equity incentive awards	924,321

Pro forma weighted average common shares outstanding – Diluted	963,691,525

Net Income per common share
Basic	$1.74
Diluted	$1.74